UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):   August 25, 2011

GENTOR RESOURCES, INC.

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(Exact name of registrant as specified in its charter)

Florida (State or other jurisdiction of incorporation)	333-130386 (Commission file number)	20-267977 (IRS Employer Identification Number)

1 First Canadian Place, Suite 7070

100 King Street West

Toronto,  Ontario M5X 1E3

Canada

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(Address of principal executive offices)

(416) 366-2221

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(Registrant’s telephone number, including area code)

n/a

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(Former name or former address, if changes since last repot)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

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Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]

Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]

Pre-commencement communication pursuant to Rule 13e-4(c)under the Exchange Act (17 CFR 240.13e-4(c))

Cautionary Statement Regarding Forward-looking Statements

This Current Report on Form 8-K may contain “forward looking” statements or statements which arguably imply or suggest certain things about our future.  Statements, which express that we “believe”, “anticipate”, “expect”, or “plan to”, as well as, other statements which are not historical fact, are forward looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  These statements are based on assumptions that we believe are reasonable, but a number of factors could cause our actual results to differ materially from those expressed or implied by these statements.  We do not intend to update these forward looking statements.

Section 8 - Other Events

Item 8.01.  Other Events

Amended and Restated Bylaws

On August 25, 2011, the Board of Directors (the “Board”) of Gentor Resources, Inc. (the “Company”) authorized, approved and adopted certain amendments to the Bylaws of the Company to provide that the Board may not authorize shares to be issued for consideration consisting of promissory notes and/or promises to perform services.  As a result of these amendments, the Bylaws of the Company were amended and restated in their entirety (the “Amended and Restated Bylaws”).

The Amended and Restated Bylaws of the Company are filed herewith as Exhibit 3 and incorporated herein by this reference.

Section 9 - Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits

3

Amended and Restated Bylaws of the Company as adopted by the Board on August 25, 2011

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunder duly authorized.

Dated: August 31, 2011

Gentor Resources, Inc.

/s/ Peter Ruxton

By: Peter Ruxton, President and Chief Executive Officer